EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-86519) pertaining to the Citizens Financial Corporation 1999 Stock Option Plan of our report dated March 26, 2007 with respect to the consolidated financial statements and schedules of Citizens Financial Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

March 27, 2007

Cincinnati, Ohio